UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

         Filed by the Registrant |X|
         Filed by a Party other than the Registrant |_|

         Check the appropriate box:
         |_| Preliminary Proxy Statement
         |_| Confidential, for Use of the Com-
             mission Only (as permitted by
             Rule 14a-6(e)(2))
         |X| Definitive Proxy Statement
         |_| Definitive Additional Materials
         |_| Soliciting Material Under Rule14a-12

                         NORTH CENTRAL BANCSHARES, INC.
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

         (1) Title of each class of securities to which transaction applies:
             ---------------------------------------------------------------
         (2) Aggregate number of securities to which transaction applies:
             ---------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.):
             ---------------------------------------------------------------
         (4) Proposed maximum aggregate value of transaction:
             ---------------------------------------------------------------
         (5) Total fee paid:
             ---------------------------------------------------------------
|_|       Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)  Amount Previously Paid:
             ---------------------------------------------------------------
         2)  Form, Schedule or Registration Statement No.:
             ---------------------------------------------------------------
         3)  Filing Party:
             ---------------------------------------------------------------
         4)  Date Filed:
             ---------------------------------------------------------------

                                                                  March 22, 2004




Dear Shareholders:

         You are cordially invited to attend the 2004 Annual Meeting of Shareholders (the "Annual Meeting") of North Central Bancshares, Inc. (the "Company"), the holding company for First Federal Savings Bank of Iowa (the "Bank"), which will be held on April 23, 2004 at 10:00 a.m., Central Time, at the Trolley Center, located at 900 Central Avenue, Fort Dodge, Iowa. Enclosed are a Notice of Annual Meeting, Proxy Statement, Proxy Card and 2003 Annual Report to Shareholders.

         The attached Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the Annual Meeting. In addition, management will report on the operations and activities of the Company and there will be an opportunity for you to ask questions about the Company's business. We also expect representatives of the accounting firm of McGladrey & Pullen, LLP to be present at the Annual Meeting to respond to questions.

         Your Board of Directors unanimously recommends that you vote "FOR" the director nominees named in the Proxy Statement and "FOR" the ratification of the appointment of the independent public accountants.

         Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, the Board of Directors urges you to sign, date and return your Proxy Card as soon as possible in the enclosed postage paid envelope. This will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you are unable to attend. If you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to attend and to vote personally at the Annual Meeting. Examples of such documentation would include a broker's statement, letter or other document that will confirm your ownership of shares of the Company.

         On behalf of the Board of Directors and all of the employees of the Company and the Bank, I wish to thank you for your continued support.

                                        Sincerely,



                                        /s/David M. Bradley
                                        -------------------
                                           David M. Bradley
                                           Chairman of the Board, President and
                                            Chief Executive Officer

                         NORTH CENTRAL BANCSHARES, INC.
                               825 CENTRAL AVENUE
                             FORT DODGE, IOWA 50501
                                 (515) 576-7531

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          Date:    Friday, April 23, 2004
                          Time:    10:00 a.m., Central Time
                          Place:   Trolley Center
                                   900 Central Avenue
                                   Fort Dodge, IA  50501

         At our 2004 Annual Meeting, we will ask you to:

     1. Elect three candidates to serve as directors for a three-year period expiring at the 2007 Annual Meeting;

     2. Ratify the appointment of McGladrey & Pullen, LLP, as independent auditors for the fiscal year ending December 31, 2004; and

     3. Transact any other business as may properly come before the Annual Meeting.

     You may vote at the Annual Meeting and at any adjournment or postponement thereof if you were a shareholder of the Company at the close of business on March 8, 2004, the record date.

                                             By Order of the Board of Directors,



                                          /s/Jean L. Lake
                                          ---------------
                                             Jean L. Lake
                                             Secretary


Fort Dodge, Iowa
March 22, 2004

================================================================================
You are cordially invited to attend the Annual Meeting. It is important that your shares be represented regardless of the number of shares you own. The Board of Directors urges you to sign, date and mark the enclosed proxy card promptly and return it in the enclosed envelope. Returning the proxy card will not prevent you from voting in person if you attend the Annual Meeting.
================================================================================

                         NORTH CENTRAL BANCSHARES, INC.
                               825 CENTRAL AVENUE
                             FORT DODGE, IOWA 50501
                                 (515) 576-7531

                      -----------------------------------
                             PROXY STATEMENT FOR THE
                      2004 ANNUAL MEETING OF SHAREHOLDERS
                      -----------------------------------


Why We Sent You This Proxy Statement

         We have sent to the shareholders of North Central Bancshares, Inc. (the "Company") this Proxy Statement and enclosed proxy card because the Board of Directors of the Company is soliciting your proxy to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card, and your votes will be cast for you at the Annual Meeting. This process is described below in the section entitled "Voting Rights."

         We began mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy card on or about March 22, 2004 to all shareholders entitled to vote. If you owned shares of the Company's common stock at the close of business on March 8, 2004, the record date, you are entitled to vote at the Annual Meeting. On the record date, there were 1,588,280 shares of common stock issued and outstanding.

Quorum

         A quorum of shareholders is necessary to hold a valid meeting. The presence, in person or by proxy, of the holders of at least a majority of the total number of votes eligible to be cast in the election of directors generally by the holders of the outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum.

Voting Rights

         You are entitled to one vote at the Annual Meeting for each share of the Company's common stock that you owned at the close of business on March 8, 2004. (The number of shares you owned as of the record date is listed on the enclosed proxy card.) Our Articles of Incorporation provide restrictions on the voting of our common stock if you beneficially own more than 10% of our outstanding common stock.

         You may vote your shares at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot, which we will provide to you at the Annual Meeting. To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete and sign your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not specify how you want to vote your shares, your proxy will vote your shares FOR the election of the three nominees for director and FOR the ratification of the appointment of the Company's independent public accountants.

         If any other matters are properly presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines. As of the date of this Proxy Statement, we know of no other matters that may be presented at the Annual Meeting, other than those discussed in this Proxy Statement.

Vote Required

Proposal 1:           The three nominees for director who receive the most votes
Election of Three     will be elected. So, if you do not vote for a nominee, or
Directors             you indicate "withhold  authority" for any nominee on your proxy card, your vote will not count "for" or "against" the nominee. You may not vote your shares cumulatively for the election of the directors.

Proposal 2:           The affirmative vote of the holders of a majority of the
Ratification of       shares present in person or by proxy at the Annual Meeting
Appointment of        and entitled to vote on this proposal is required to pass
Independent Public    these proposals. So, if you "abstain" from voting, it will
Accountants           have the same effect as if you voted "against" this
                      proposal.

Effect of Broker Non-Votes

         If your broker holds shares that you own in "street name," the broker may vote your shares on Proposals 1 and 2 listed above even if the broker does not receive instructions from you. If your broker does not vote on any of the proposals, this will constitute a "broker non-vote." A broker non-vote will not be counted as having voted in person or by proxy and will have no effect on the outcome of the election of the directors or the ratification of the appointment of our independent public accountants.

Confidential Voting Policy

         The Company maintains a policy of keeping shareholder votes confidential. The Company only lets its Inspector of Election examine the voting materials. The Inspector of Election will not disclose your vote to management unless it is necessary to meet legal requirements. The Inspector of Election will, however, forward any written comments that you may have to management.

Revoking Your Proxy

         You may revoke your proxy at any time before it is actually voted at the Annual Meeting by:

     o    Filing with the Secretary of the Company a letter revoking the proxy;

     o    Submitting another signed proxy with a later date; or

     o Attending the Annual Meeting and voting in person, provided you file a written revocation with the Secretary of the Annual Meeting prior to voting.

         If your shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting. Examples of such documentation include a broker's statement, letter or other document that will confirm your ownership of shares of the Company's common stock as of the record date.

Solicitation of Proxies

         The Company will pay the costs of soliciting proxies from its shareholders. Directors, officers or employees of the Company and the Bank may solicit proxies by:

     o    mail;

     o    telephone; and

     o    other forms of communication.

         We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Obtaining an Annual Report on Form 10-K

         If you would like a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, which we will file with the Securities and Exchange Commission ("SEC") by March 30, 2004, we will send you one (without exhibits) free of charge. Please write to:

         Jean L. Lake
         Secretary
         North Central Bancshares, Inc.
         825 Central Avenue
         Fort Dodge, IA  50501

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders of the Company

         The following table shows certain information for persons who we know "beneficially owned" 5% or more of our common stock as of March 8, 2004. In general, beneficial ownership includes those shares over which a person has voting or investment power. In this proxy statement, "voting power" is the power to vote or direct the voting of shares, and "investment power" includes the power to dispose or direct the disposition of shares. Beneficial ownership also includes the number of shares that a person has the right to acquire within 60 days (such as through the exercise of stock options) after March 8, 2004. We obtained the information provided in the following table from filings with the SEC and with the Company.

      Name and Address of                  Amount and Nature of
        Beneficial Owner                   Beneficial Ownership       Percent(1)
-------------------------------------      --------------------       ----------
Employee Stock Ownership Plan of                182,087(2)              11.5%
   First Federal Savings Bank of Iowa
   825 Central Avenue
   Fort Dodge, IA  50501

FMR Corp.                                       160,100(3)              10.1%
Edward C. Johnson, III
Abigail P. Johnson
Fidelity Management & Research Company
Fidelity Low Priced Stock Fund
   82 Devonshire Street
   Boston, MA  02109

Dimensional Fund Advisors, Inc.                 126,400(4)               8.0%
   1299 Ocean Avenue, 11th Floor
   Santa Monica, CA 90401

Wellington Management Company, LLP              107,300(5)               6.8%
   75 State Street
   Boston, MA  02109
___________________________

(1) Percentages with respect to each person or group of persons have been calculated based upon 1,588,280 shares of Common Stock, the number of shares outstanding as of March 8, 2004.
(2) The Employee Stock Ownership Plan ("ESOP") is administered by a committee of the Company's Board of Directors (the "ESOP Committee"). The ESOP's assets are held in a trust (the "ESOP Trust"), for which First Bankers Trust Company, N.A. serves as trustee (the "ESOP Trustee"). The ESOP Trust purchased these shares with funds borrowed from the Company, initially placed these shares in a suspense account for future allocation and intends to allocate them to employees over a period of years as its acquisition debt is retired. The terms of the ESOP Trust Agreement provide that, subject to the ESOP Trustee's fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the ESOP Committee will vote, tender or exchange shares of Common Stock held in the ESOP Trust in accordance with the following rules: The ESOP Committee will vote, tender or exchange shares of Common Stock allocated to participants' accounts in accordance with instructions received from the participants. As of March 8, 2004, 165,169 shares held by the ESOP Trust have been allocated. The ESOP Committee will vote allocated shares as to which no instructions are received and any shares that have not been allocated to participants' accounts in the same proportion as allocated shares with respect to which the ESOP trustee receives instructions are voted. The ESOP Trustee will tender or exchange any shares in the suspense account or that otherwise have not been allocated to participants' accounts in the same proportion as allocated shares with respect to which the ESOP Trustee receives instructions are tendered or exchanged. With respect to allocated shares as to which no instructions are received, the ESOP Trustee will be deemed to have received instructions not to tender or exchange such shares. Except as described above, the ESOP Committee of the Company's Board of Directors has sole investment power, but no voting power over the Common Stock held in the ESOP Trust.

(3) Based on a Schedule 13G/A dated December 31, 2003 and filed with the SEC on February 17, 2004. FMR Corp. is a Massachusetts holding company for Fidelity Low Priced Stock Fund, an investment company who beneficially owns 160,100 shares of the Company's Common Stock. Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp. and an investment advisor, is the beneficial owner of 160,100 shares of the Company's Common Stock as a result of acting as an investment adviser to Fidelity Low Priced Stock Fund. In their capacity as the majority shareholders and board members of the FMR Corp., members of the Edward C. Johnson, III family together own approximately 49% of FMR Corp. In addition, the Johnson family group and all other Class B shareholders of FMR Corp. have entered into a shareholders' voting agreement under which all Class B shareholders of FMR Corp. will be voted in accordance with the majority vote of Class B shares of FMR Corp. Based on the foregoing, the Johnson family is deemed to own a controlling interest of FMR Corp., and therefore may be deemed to beneficially own the shares held by Fidelity Low Priced Stock Fund.
(4) Based on a Schedule 13G/A, dated December 31, 2003, and filed with the SEC on February 6, 2004, by Dimensional Fund Advisors, Inc. ("Dimensional"). Dimensional is an investment adviser which may be deemed to beneficially own 126,400 shares of the Company's Common Stock. Dimensional disclaims beneficial ownership of such shares.
(5) Based on a Schedule 13G/A, dated December 31, 2003, and filed with the SEC on February 12, 2004 by Wellington Management Company, LLP ("Wellington"). Wellington is an investment advisor which may be deemed to beneficially own the 107,300 shares of the Company's Common Stock which are held of record by clients of Wellington, which clients are entitled to receive, or have the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares. Wellington has shared voting power over 37,200 shares and has shared investment power over 107,300 shares of the Company's Common Stock.

Security Ownership of Management

         The following table sets forth information with respect to the shares of Common Stock beneficially owned by each director of the Company, by each named executive officer of the Company identified in the Summary Compensation Table included elsewhere herein and all directors and executive officers of the Company or the Company's wholly owned subsidiary, First Federal Savings Bank of Iowa (the "Bank") as a group as of March 8, 2004. The percent of Common Stock outstanding was based on a total of 1,588,280 shares of the Company's Common Stock as of March 8, 2004, plus shares of Common Stock which such person or group has the right to acquire within 60 days after March 8, 2004, by the exercise of stock options. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Common Stock listed next to their name.

                                                                                  Amount and          Percent of
                                                                                  Nature of             Common
                                                                                  Beneficial            Stock
               Name                                      Title(1)               Ownership(2)(3)       Outstanding
----------------------------------------------      --------------------        ---------------       -----------
David M. Bradley                                     Chairman, President          62,478(4)              3.9%
                                                     and Chief Executive
                                                     Officer
Melvin R. Schroeder                                  Director                     14,204(5)                *
Mark M. Thompson                                     Director                     13,500(6)                *
Robert H. Singer, Jr                                 Director                      9,125(7)                *
Craig R. Barnes                                      Director                      8,600(8)                *
C. Thomas Chalstrom                                  Officer                      20,086(9)              1.3%
Kirk A. Yung                                         Officer                      17,934(10)             1.1%
All directors and executive officers as a group                                  312,594                18.7 %
(9 persons)(11)

___________________________
(1)  Titles are for both the Company and the Bank.
(2) See "Principal Shareholders of the Company" for a definition of "beneficial ownership."
(3) The figure shown for all directors and executive officers as a group includes all 182,087 shares held in the ESOP as to which the members of the Company's ESOP Committee (consisting of Directors Schroeder and Singer) may be deemed to have sole investment power, except in limited circumstances, thereby causing each such Committee member to be deemed a beneficial owner of such shares. Each of the members of the ESOP Committee disclaims beneficial ownership of such shares and, accordingly, such shares are not attributed to the members of the ESOP Committee individually.
(4) Includes 10,893 shares over which Mr. Bradley has shared voting and investment power. Also includes 2,464 shares held in the Bank's 401(k) plan. Includes 17,921 shares held in the Bank's ESOP. Includes 31,200 shares which may be acquired upon the exercise of stock options within 60 days after March 8, 2004.
(5) Includes 7,504 shares over which Mr. Schroeder has shared voting and investment power. Includes 6,700 shares which may be acquired upon the exercise of stock options within 60 days of March 8, 2004.
(6) Includes 1,500 shares held in Mr. Thompson's individual retirement account and 2,000 shares held in a limited partnership for which Mr. Thompson is the general partner. Also reflects 10,000 shares which may be acquired upon the exercise of stock options within 60 days after March 8, 2004.
(7) Includes 5,125 shares over which Mr. Singer has shared voting and investment power. Includes 4,000 shares which may be acquired upon the exercise of stock options within 60 days after March 8, 2004.
(8) Includes 600 shares over which Mr. Barnes has shared voting and investment power. The figure shown includes 8,000 shares which may be acquired upon the exercise of stock options within 60 days after March 8, 2004.
(9) Includes 8,000 shares which may be acquired by Mr. Chalstrom upon the exercise of stock options within 60 days after March 8, 2004. Also includes 420 shares held in the Bank's 401(k) plan and 8,956 shares held in the Bank's ESOP.
(10) Includes 2,702 shares over which Mr. Yung has shared voting and investment power. Also includes 251 shares held in the Bank's 401(k) plan. Includes 7,752 shares held in the Bank's ESOP. Includes 129 shares held by Mr. Yung on behalf of his children. Includes 7,100 shares which may be acquired upon the exercise of stock options within 60 days after March 8, 2004.
(11) The figures shown include 5,114 shares held pursuant to First Federal Savings Bank of Iowa Employees Savings and Profit Sharing Plan and Trust that have been allocated as of March 8, 2004 to all executive officers as a group. Such persons have sole voting power and sole investment power as to such shares.

                             DISCUSSION OF PROPOSALS

                        -------------------------------
                                   PROPOSAL 1

                              ELECTION OF DIRECTORS
                        -------------------------------

General

         The Articles of Incorporation of the Company provide that the Board of Directors shall be divided into three classes, each class to contain, as near as may be possible, one-third of the entire number of the Board. The directors of each class serve for a term of three years, with one class elected each year. In all cases, directors serve until their successors are elected and qualified.

         The Nominating Committee has nominated three candidates for election as directors at the Annual Meeting, each to serve for a three year term ending in 2007. Each nominee has consented to being named in this Proxy Statement and to serve, if elected. However, if any nominee should become unable to serve, the proxies received in response to this solicitation that were voted in favor of such nominee will be voted for the election of such other person as shall be designated by the Board of Directors of the Company, unless the Board of Directors shall determine to further reduce the number of directors pursuant to the Bylaws of the Company. In any event, proxies cannot be voted for a greater number of persons than the three nominees named.

Information with Respect to Nominees and Continuing Directors

         The following table sets forth certain information with respect to each nominee for election as a director and each director whose term does not expire at the Annual Meeting ("Continuing Director"). There are no arrangements or understandings between the Company and any director or nominee pursuant to which such person was elected or nominated to be a director of the Company. For information with respect to security ownership of directors, see "General Information -- Security Ownership of Certain Beneficial Owners and Management -- Security Ownership of Management."

                                             End of                                               Director
        Name                    Age(1)       Term            Position Held with Company           Since(2)
-------------------------       ------       ----            --------------------------           --------
Nominees for a Three-Year
Term Expiring in 2007
-------------------------
C. Thomas Chalstrom              39          2007             Executive Vice President            2004
Randall L. Minear                46          2007                     Director                    2004
Melvin R. Schroeder              66          2007                     Director                    1992

Continuing Directors
-------------------------
Mark M. Thompson                 51          2005                     Director                    1999
David M. Bradley                 51          2006        Chairman of the Board, President and     1989
                                                             Chief Executive Officer
Robert H. Singer, Jr.            55          2006                     Director                    1997

-------------------------

(1)   At December 31, 2003.
(2) Includes terms as directors of the Bank prior to the incorporation of the Company on December 5, 1995. The principal occupation and business experience of the nominees for election as director and each Continuing Director is set forth below. Positions held by a director or executive officer have been held for at least the past five years unless stated otherwise.

Nominees for Election as Directors

         C. Thomas Chalstrom has been employed with the Bank since 1985, was named Executive Vice President in December 1994. Mr. Chalstrom was named Chief Operating Officer of the Bank in December 1998.

         Randall L. Minear is the President of Terrus Real Estate Group, located in Des Moines, Iowa. He formerly served as the Director of Corporate Real Estate for The Principal Financial Group and as President of Principal Real Estate Services, a subsidiary of The Principal Financial Group.

         Melvin R. Schroeder was formerly Vice President of Instruction at Iowa Central Community College in Fort Dodge, Iowa, until his retirement in 2001. He had been employed with the College since 1967.

Continuing Directors

         David M. Bradley has been President of the Bank since 1990 and Chief Executive Officer of the Bank since 1992. He has been affiliated with the Bank since 1982. Mr. Bradley has served as the President and Chief Executive Officer of the Company since the Company's inception in December 1995. He became Chairman of the Board of the Company and the Bank as of January 1, 1997.

         Robert H. Singer, Jr. is Executive Director of the Fort Dodge Area Chamber of Commerce. From 1988 to 2002, Mr. Singer was the co-owner of Calvert, Singer & Kelley Insurance Services, Inc., an insurance agency, in Fort Dodge, Iowa.

         Mark M. Thompson has been the owner of Mark Thompson CPA, P.C. in Fort Dodge, Iowa since 1984 and has been a certified public accountant since 1978.

Noncontinuing Directors

         KaRene Egemo was the owner of Egemo Realty, Inc. in Fort Dodge, Iowa. Mrs. Egemo passed away February 18, 2004.

         Craig R. Barnes is a Senior Vice President for Commercial Capital Markets for Washington Mutual. Mr. Barnes was formerly the Executive Director of International Products for Principal Capital Management, a member of the Principal Financial Group.

Shareholder Communications with our Board of Directors

         Shareholders may contact the Company's Board by contacting Jean L Lake, Secretary, at North Central Bancshares, Inc., 825 Central Avenue, Fort Dodge, Iowa, 50501 or at (515) 576-7531. All comments will be forwarded directly to the Board of Directors.

         All directors and nominees are expected to attend the Annual Meeting. At the 2003 Annual Meeting, all but two members of the Board of Directors were in attendance.

                        BOARD OF DIRECTORS AND MANAGEMENT

Board and Committee Meetings

         The Company's Board of Directors held twelve regular meetings, one annual meeting and one special meeting during 2003. During 2003, all but one of the directors of the Company attended at least 75% of the total meetings held during the period of their service on the Board of Directors and committees thereof. Mr. Barnes attended 71% of the total meetings held during his period of service on the Board of Directors and the committees thereof. The Board of Directors maintains committees, the nature and composition of which are described below.

         Personnel and Compensation Committee. The Personnel and Compensation Committee meets periodically to review the performance of and to make recommendations to the Board regarding the compensation of the Company's officers. In 2003, the Personnel and Compensation Committee of the Company was comprised of Directors Schroeder, Singer, and Egemo with Director Schroeder serving as Chairman. The Personnel and Compensation Committee met two times during the year ended December 31, 2003. All members of the Personnel and Compensation Committee are independent directors as defined under the Nasdaq Stock Market listing standards.

         Nominating and Corporate Governance Committee. In 2003, the Nominating and Corporate Governance Committee was comprised of Directors Singer, Thompson and Egemo with Director Singer serving as Chairman. The Nominating and Corporate Governance Committee met once during the year ended December 31, 2003.

         All members of the Nominating and Corporate Governance Committee are independent directors as defined under the Nasdaq Stock Market listing standards. The Nominating and Corporate Governance Committee formulates our corporate governance guidelines and determines the qualification and independence of directors and committee members. The committee is responsible for nominating persons for election to the board of directors and also reviews if shareholder nominations (if any) comply with the notice procedures set forth in the Company's bylaws. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is attached hereto as Appendix A.

         In accordance with the Company's bylaws, nominations of individuals for election to the Board at an annual meeting of shareholders may be made by any shareholder of record of the Company entitled to vote for the election of directors at such meeting who provides timely notice in writing to the Secretary of the Company (the "Secretary"). To be timely, a shareholder's notice must be delivered to or received by the Secretary not later than the following dates:
(i) with respect to an election of directors to be held at an annual meeting of shareholders, sixty (60) days in advance of such meeting if such meeting is to be held on a day which is within thirty (30) days preceding the anniversary of the previous year's annual meeting, or ninety (90) days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and (ii) with respect to an election to be held at an annual meeting of shareholders held at a time other than within the time periods set forth in the immediately preceding clause (i), or at a special meeting of shareholders for the election of directors, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to shareholders. The shareholder's notice to the Secretary must set forth certain information regarding the proposed nominee and the shareholder making such nomination. If a nomination is not properly brought before the meeting in accordance with the Company's bylaws, the Chairman of the meeting may determine that the nomination was not properly brought before the meeting and shall not be considered. For additional information about the Company's director nomination requirements, please see the Company's bylaws.

         It is the policy of the Committee to select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the shareholders. Shareholder nominees are analyzed by the Committee in the same manner as nominees that are identified by the Committee. The Company does not pay a fee to any third party to identify or evaluate nominees.

         Melvin R. Schroeder, Randall L. Minear and C. Thomas Chalstrom were each nominated by the non-management, independent directors that comprise the Nominating and Corporate Governance Committee. As of December 31, 2003, the Nominating and Corporate Governance Committee had not received any shareholder recommendations for nominees in connection with the 2004 Annual Meeting.

         Audit Committee. The Audit Committee is chaired by Director Thompson, with Directors Barnes and Schroeder as members. The Audit Committee oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our outside auditors and reports any substantive issues found during the audit to the Board. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our independent auditors. The committee will also review and approve all transactions with affiliated parties. The board of directors of the Company have adopted a written charter for the Audit Committee, a copy of which is attached hereto as Appendix B. All members of the Audit Committee are independent directors as defined under The Nasdaq Stock Market listing standards. The Company believes that Mr. Thompson qualifies as an "Audit Committee Financial Expert" as that term is defined by applicable SEC rules and has been so designated by the Board of Directors. The committee met five times in the 2003 fiscal year.

                             AUDIT COMMITTEE REPORT

              NORTH CENTRAL BANCSHARES, INC. AUDIT COMMITTEE REPORT

         The following Audit Committee Report is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this report shall not be deemed "soliciting materials," filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of section 18 of the Securities Exchange Act of 1934, as amended.

         During the 2003 fiscal year, the Audit Committee of the Company's Board of Directors held five meetings to discuss matters consistent with its duties. The Audit Committee's membership was comprised of Directors Thompson, Barnes and Schroeder, with Director Thompson serving as Chairman.

         Each member of the Company's Audit Committee is independent as defined under the Nasdaq Stock Market's listing standards. The Company's Audit Committee operates under a written charter approved by the Board, a copy of which is attached hereto as Appendix B. In accordance with provisions of the SEC rules, Director Thompson meets the requirements of an "Audit Committee Financial Expert," as defined by the SEC Rules, and has been so designated by the Board of Directors.

         The Company's Audit Committee assists the Board by overseeing the audit coverage and monitoring the accounting, financial reporting, data processing, regulatory and internal control environments. The primary duties and responsibilities of the Audit Committee are to:

          (1)  Appoint the Company's independent auditors;

          (2) Serve as an independent and objective party to monitor the Company's financial reporting process and internal control systems;

          (3) Review and appraise the audit efforts of the Company's independent auditors and internal audit department;

          (4) Review the Company's quarterly financial performance, as well as its compliance with laws and regulations;

          (5) Oversee management's establishment and enforcement of financial policies; and

          (6) Provide an open avenue of communications among the independent auditors, financial and senior management, the internal audit department, and the Board.

         The Company's Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2003 with management and McGladrey & Pullen, LLP, the Company's independent auditors. The Company's Audit Committee has discussed the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committee) with McGladrey & Pullen, LLP.

         The Company's Audit Committee has also received the written disclosures and the letter from McGladrey & Pullen, LLP required by Independence Standards Board Standard No. 1 (entitled: "Independence Discussions with Audit Committees"), has discussed the independence of McGladrey & Pullen, LLP and considered whether the provision of non-audit services by McGladrey & Pullen, LLP is compatible with maintaining the auditor's independence.

         Based on the review and the discussions noted above, the Company's Audit Committee recommended to the Board that the Company's audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, which will be filed with the SEC by March 30, 2004.

                                              Audit Committee of
                                              North Central Bancshares, Inc.

                                              Mark M. Thompson (Chairman)
                                              Melvin R. Schroeder
                                              Craig R. Barnes

Principal Accountant Fees and Services

         During the fiscal years ended December 31, 2002 and December 31, 2003, the Company retained and paid McGladrey & Pullen, LLP to provide audit and other services as follows:

                                   Audit Fees

                                                 2003                2002
                                                 ----                ----
            Audit                               64,800(1)           54,348
            Audit Related Fees                  16,347(2)            5,611
            Tax Fees                            16,080(3)            9,757
            All Other Fees                       4,883                 300
            Total                              102,110              70,016
______________________________

1) Includes fees related to: review of Form 10-K, annual report and proxy; review of financial statements included in Form 10-Q; attendance at audit committee meetings related to the audit or reviews; consultations on audit and accounting matters arising during the audit or reviews; and services in connection with statutory and regulatory filings (comfort letters, consents, assistance with and review of documents filed with the SEC).
2) Includes fees related to: due diligence; internal controls review; other attestation services; consultation concerning financial accounting and reporting standards; audits of employee benefit plans; and services relating to mergers and acquisitions.
3)   Includes fees related to: tax compliance and tax planning and tax advice.

Audit Committee Preapproval Policy

         Preapproval of Services. The Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms) to be performed for the Company by its independent auditor, subject to the deminimis exception for non-audit services described below which are approved by the Committee prior to completion of the audit.

         Exception. The preapproval requirement set forth above, shall not be applicable with respect to non-audit services if:

        (i) The aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by the Company to its auditor during the fiscal year in which the services are provided;

        (ii) Such services were not recognized by the Company at the time of the engagement to be non-audit services; and

        (iii) Such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Committee.

         Delegation. The Committee may delegate to one or more designated members of the Committee the authority to grant required preapprovals. The decisions of any member to whom authority is delegated under this paragraph to preapprove activities under this subsection shall be presented to the full Committee at its next scheduled meeting.

         The Audit Committee approved all services performed by McGladrey & Pullen, LLP pursuant to the policies outlined above. Total services of $1,139 were approved pursuant to the deminimis exception set forth above, representing 5.8% of tax services and 4.1% of all other services.

Executive Officers Who Are Not Directors or Nominees

         The following individuals are executive officers of the Company and the Bank and hold the offices set forth below opposite their names.


Name                                 Positions Held with the Company and the Bank
----                                 --------------------------------------------
Jean L. Lake                Secretary of the Company and the Bank
John L. Pierschbacher       Treasurer of the Company and the Bank and Chief Financial Officer of the Bank
Kirk A. Yung                Senior Vice President of the Company and the Bank

         The executive officers of the Company and the Bank are elected annually and hold office until their respective successors have been elected and qualified, or until death, resignation, or removal by the Boards of Directors of each of the Company and the Bank.

         Biographical information of executive officers of the Company and the Bank is set forth below.

         Jean L. Lake, age 61, has been employed with the Bank since 1972 and was named Secretary in 1987. Ms. Lake serves as Board Secretary and is in charge of marketing.

         John L. Pierschbacher, CPA, age 44, has been employed with the Bank since 1992. Mr. Pierschbacher was named Treasurer of the Bank in January 1994. He is the Bank's Chief Financial Officer and is in charge of the accounting functions of the Bank and the Company.

         Kirk A. Yung, age 41, has been employed with the Bank since 1990, was named Senior Vice President in January 1995 and is in charge of consumer and commercial real estate lending.

                  COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Directors' Compensation

         Fee Arrangements. Currently, non-employee directors receive monthly fees of $550, an additional director's fee of $350 for each monthly meeting attended and $100 for each committee meeting attended. Each committee chairperson receives $150 for each committee meeting attended. The Company paid Board and Committee fees totaling $58,200 to its directors for the fiscal year ended December 31, 2003.

         Stock Option Plan. Directors of the Company are eligible to receive grants of options pursuant to the Company's Option Plan. See "Stock Option Plan." Under the Stock Option Plan, individuals who were non-employee directors ("Eligible Directors") on September 21, 1996, (the "Effective Date") received an initial grant of an option to purchase 20,000 shares of Common Stock. All such options are exercisable in five equal installments beginning one year from the date of grant. Individuals who became an Eligible Director after the Effective Date, but before January 1, 1998, were granted on each of January 1, 1997 and 1998, an option to purchase 500 shares and on January 23, 1998, an additional option to purchase 3,000 shares of Common Stock. Such options were immediately exercisable upon grant. Such Eligible Directors and any individuals who become an Eligible Director after January 1, 1998, will be granted on each January 1 after 1998, an option, which will be immediately exercisable upon grant, to purchase 2,000 shares of Common Stock, provided the Plan is still in effect and the Eligible Director is still serving as such on the date of grant. All options granted to Eligible Directors under the Stock Option Plan have an exercise price per share equal to the fair market value of a share of Common Stock on the date of the option grant.

Executive Compensation

         The Report of the Company's Personnel and Compensation Committee (the "Report") and the Performance Graph (the "Graph") included in this section are provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, the Report and the Graph shall not be deemed "soliciting material," filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of section 18 of the Exchange Act.

Compensation Committee Report

         The 2003 compensation program described in this Proxy Statement was established by the Personnel and Compensation Committee of the Company's Board of Directors. This Committee is comprised entirely of non-employee directors. Each member of the Personnel and Compensation Committee is independent, as defined under the Nasdaq Stock Market's listing standards.

         Each December, the members of the Personnel and Compensation Committee reviews and approves changes to base compensation, bonuses and benefits for senior management and other officers. The Company's compensation program is designed to attract, develop and retain strong individuals who are capable of maximizing the Company's performance for the benefit of the shareholders.

         The 2003 compensation program consisted of three components: (1) base salary; (2) bonuses; and (3) long-term incentives, e.g., stock options, deferred compensation, and fringe benefits. These elements were intended to provide an overall compensation package that is commensurate with the Company's financial resources, that is appropriate to assure the retention of experienced management personnel, and align their financial interests with those of the Company's shareholders.

         During 2003, base salaries were set at levels determined, in the subjective judgment of the Compensation Committee, to be commensurate with the officers' customary respective duties and responsibilities, and to enable them to maintain appropriate standards of living within their communities. Bonuses were based primarily on the achievement of established goals. Fringe benefit plans, consisting of a pension plan, 401(K) plan, and group insurance coverage, were designed to provide for health and welfare of the officers and their families, as well as for their long-term financial needs. In addition, all officers participated in the Company's Employee Stock Ownership Plan (the "ESOP"). Each officer has an individual account within the ESOP Trust which is invested primarily in employer securities, with the result of that portion of each officer's long-term retirement savings being tied to the performance of the Company.

         The Chief Executive Officer received a 4.76% increase in base salary for 2003. In its deliberation, the Committee used a peer comparison published in a national compensation publication.

                                            Personnel and Compensation
                                            Committee of North Central
                                            Bancshares, Inc.

                                            Melvin R. Schroeder (Chairman)
                                            KaRene Egemo
                                            Robert H. Singer, Jr.


         Compensation Committee Interlocks and Insider Participation. During fiscal year 2003, there were no interlocks, as defined under the rules and regulations of the SEC, between members of the Compensation Committee or executive officers of the Company and corporations with respect to which such persons were affiliated.

         Performance Graph. Pursuant to the regulations of the SEC, the graph below compares the performance of the Bank with that of the Nasdaq Composite Index (U.S. Companies) and the Nasdaq Bank Composite Index (banks and bank holding companies, over 99% of which are based in the United States) from December 31, 1998 through December 31, 2003.

         The following graph compares the Company's total cumulative shareholder return by an investor who invested $100.00 on December 31, 1998, to December 31, 2003, to the total return by an investor who invested $100.00 in each of the Nasdaq Stock Market Index and the Nasdaq Financial Stocks Index for the same period.

                                [GRAPH OMITTED]

                                     LEGEND

CRSP Total Returns Index for:        12/1998     12/1999     12/2000     12/2001     12/2002     12/2003
-----------------------------        -------     -------     -------     -------     -------     -------
North Central Bancshares, Inc.        100.0        91.0       108.9       130.9       205.3       249.7
Nasdaq Stock Market (US Companies)    100.0       185.4       111.8        88.8        61.4        91.8
Nasdaq Financial Stocks               100.0        99.3       107.4       118.0       121.5       164.3
SIC 6000-6799 US & Foreign

Notes:
A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily using the market capitalization on the previous trading day.
C. If the monthly interval based on the fiscal year-end is not a trading day, the preceding trading day is used.
D.  The index level for all series was set to $100.00 on 12/31/1998.

         Summary Compensation Table.

         The following Summary Compensation Table includes individual compensation information on the Chief Executive Officer, Executive Vice President and the Senior Vice President (the "Named Executive Officers") for services rendered in all capacities to the Company and the Bank during the fiscal years ended December 31, 2003, 2002 and 2001. No other officer received total salary and bonus in excess of $100,000 in fiscal 2003.

                           Summary Compensation Table

                                                                             Long Term Compensation
                                                                   -----------------------------------------
                                       Annual Compensation              Awards               Payouts
                                ---------------------------------  -----------------  ----------------------
                                                        Other     Restricted
                                                        Annual       Stock              LTIP       All Other
  Name and Principal                         Bonus   Compensation   Awards   Options   Payouts  Compensation
      Positions           Year   Salary($)    ($)       ($)(1)       ($)      (#)(2)     ($)       ($)(3)
----------------------    ----   ---------   -----   ------------  -------  --------   -------  ------------
David M, Bradley          2003   $220,000       101     1,238        --       --         --        57,996
   Chairman, President    2002   $210,000       101       942        --       --         --        59,063
   and Chief Executive    2001   $200,000       101       715        --      12,000      --        41,999
   Officer
C. Thomas Chalstrom       2003   $120,000    10,101       --         --       --         --        28,567
   Executive Vice         2002   $110,000    15,101       --         --       --         --        29,343
   President              2001   $100,000     9,857       --         --       --         --        20,050
Kirk A. Yung              2003   $ 90,000    10,101       --         --       --         --        22,748
   Senior Vice            2002   $ 80,000    12,701       --         --       --         --        22,617
   President              2001   $ 75,000     8,728       --         --       --         --        15,840

(1) The Bank provides each Named Executive Officer with certain non-cash benefits and perquisites, such as the use of an automobile and certain other personal benefits, the aggregate value of which did not exceed the lesser of $50,000 or 10% of the total annual salary and annual bonus reported for each Named Executive Officer in the Summary Compensation Table.
(2) Represents shares of the Company's Common Stock as to which Mr. Bradley has the right to acquire beneficial ownership pursuant to the exercise of stock options. Such options were granted on January 1, 2001 pursuant to the Company's 1996 Stock Option Plan, and vest in 20% increments on January 1st of each year. The first installments vested on January 1, 2002.
(3) Includes the dollar values of the following components: (1) allocations of Common Stock under the ESOP during 2003: Mr. Bradley, $46,996; Mr. Chalstrom, $28,567; and Mr. Yung, $22,748; (2) accruals under the Supplemental Retirement and Deferred Compensation Plan during 2003 for Mr. Bradley of $11,000.

         Employment Agreements.

         Effective as of March 20, 1996, the Company entered into an employment agreement with Mr. Bradley, and the Bank entered into an amended and restated employment agreement with Mr. Bradley (collectively, the "Employment Agreements"). The Employment Agreements establish the duties and compensation of Mr. Bradley and are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base.

         The Employment Agreements with Mr. Bradley provide for a three year term. The Bank Employment Agreement provides that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors may, with Mr. Bradley's concurrence and after conducting a performance evaluation, extend this term for an additional year, so that the remaining term shall be three years. The Company Employment Agreement provides for automatic daily extensions such that the term of the Company Employment Agreement shall be a rolling period of three years unless written notice of non renewal is given by the Company's Board of Directors or Mr. Bradley. Mr. Bradley's base salary will be reviewed annually by the Personnel and Compensation Committee of the Board. Subject to such review, Mr. Bradley's base salary may be increased on the basis of his job performance and the overall performance of the Bank and the Company. In addition to base salary, the Employment Agreements provide for, among other things, entitlement to participation in stock, retirement and welfare benefit plans and eligibility for fringe benefits applicable to executive personnel such as a company car and fees for club and organization memberships deemed appropriate by the Bank or the Company and Mr. Bradley. The Employment Agreements provide for termination by the Bank or the Company at any time for "cause" as defined in the Employment Agreements. In the event the Bank or the Company chooses to terminate Mr. Bradley's employment for reasons other than for cause, or in the event of Mr. Bradley's resignation from the Bank and the Company upon: (i) failure to re-appoint, elect or re elect him to his current offices; (ii) a material change in his functions, duties or responsibilities;
(iii) a relocation of his principal place of employment outside Webster County, Iowa without his consent; (iv) liquidation or dissolution of the Bank or the Company; (v) a change of control; or (vi) a breach of the Employment Agreement by the Bank or the Company, Mr. Bradley or, in the event of death, his beneficiary, would be entitled to a lump sum cash payment in an amount equal to the present value of the remaining base salary and bonus payments due to him and the additional contributions or benefits that would have been earned under any employee benefit plans of the Bank or the Company during the remaining terms of the Employment Agreements. The Bank and the Company would also continue Mr. Bradley's life, health and disability insurance coverage for the remaining term of the Employment Agreements.

         In general, for purposes of the Employment Agreements and the plans maintained by the Company or the Bank, a "change in control" will generally be deemed to occur when a person or group of persons acting in concert acquires beneficial ownership of 20% or more of any class of equity security, such as Common Stock of the Company or the Bank, or in the event of a tender offer, exchange offer, merger or other form of business combination, sale of assets or contested election of directors which results in a change in control of the majority of the Board of Directors of the Company or the Bank.

         Payment under the Company Agreement would be made by the Company. In addition, payments to Mr. Bradley under the Bank Agreement will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. However, to the extent that payments under the Company Agreement and the Bank Agreement are duplicative, payments due under the Company's Employment Agreement would be offset by amounts actually paid by the Bank. The Employment Agreements also provide that Mr. Bradley would be entitled to reimbursement of certain costs incurred in negotiating, interpreting or enforcing the Employment Agreements. Mr. Bradley would also be indemnified by the Bank and the Company to the fullest extent allowable under federal and Iowa law, respectively.

         Cash and benefits paid to Mr. Bradley under the Employment Agreements together with payments under other benefit plans following a "change in control" of the Bank or the Company may constitute an "excess parachute" payment under
Section 280G of the Internal Revenue Code (the "Code"), resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to the Company and the Bank. In such an event, payments under the Employment Agreements will be limited to the lesser of: (i) 2.99 times Mr. Bradley's average total compensation (whether or not taxable) for the period of five taxable years ending immediately prior to his termination of employment, or (ii) after provision for the excise tax, if any, imposed under section 4999 of the Code, the greater of an amount 2.99 times Mr. Bradley's average taxable compensation for the period of five taxable years ending immediately prior to his termination of employment or the maximum amount which may be paid to Mr. Bradley under the Employment Agreements without giving rise to such tax.

         The Employment Agreements also generally provide that for a period of one year following termination for cause, Mr. Bradley agrees not to compete with the Bank or Company in any city, town or county in which the Bank or Company maintains an office or has filed an application to establish an office. The Employment Agreements also provide that Mr. Bradley agrees to keep any material document or information obtained from the Bank or Company confidential. In addition, the Employment Agreements provide that for a period of one year following termination, Mr. Bradley agrees not to solicit or offer employment to any officer or employee of the Bank or Company or solicit their respective customers.

         Retention Agreement.

         Effective as of March 20, 1998, the Bank entered into amended and restated employee retention agreements (the "Retention Agreements") with Mr. Chalstrom and Mr. Yung (the "Executives"). The Retention Agreements provide for a three year term. The Retention Agreements provide that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors may, with each of the Executive's concurrence and after conducting a performance evaluation, extend this term for an additional year, so that the remaining term shall be three years. Each Executive's base salary will be reviewed annually by the Personnel and Compensation Committee of the Board. Subject to such review, these base salaries may be increased on the basis of his job performance and the overall performance of the Bank. In addition to base salary, the Retention Agreements provide for, among other things, entitlement to participation in stock, retirement and welfare benefit plans and eligibility for fringe benefits applicable to executive personnel that are deemed appropriate by the Bank and the Executives. The Retention Agreements provide for benefits to be paid in the event of a termination of the Executives' employment following a "change in control." In the event the Bank chooses to terminate the Executives' employment for reasons other than for cause following a change in control, or in the event of the Executives' resignation from the Bank following a change in control within sixty days of: (i) a material reduction in compensation and benefits from the levels in effect immediately prior to a change in control or
(ii) a material adverse change in functions, duties, responsibilities or terms and conditions of employment, each Executive or, in the event of death, his beneficiary, would be entitled to a lump sum cash payment in an amount equal to the greater of (i) the payments due under the remaining term of the Retention Agreements or (ii) the average of the aggregate of salary plus bonus and the amount of all determinable contributions made to, or under any employee benefit plan for, the Executive by the Bank during the period of five years ending of the date of his termination. The Bank would also continue the Executive's life, health and disability insurance coverage for thirty-six months following his termination of employment. Each Executive would also be indemnified by the Bank to the fullest extent allowable under federal and Iowa law, respectively, for actions related to his service to the Bank as an officer or director.

         In general, for purposes of the Retention Agreements and the plans maintained by the Company or the Bank, a "change in control" will generally be deemed to occur when a person or group of persons acting in concert acquires beneficial ownership of 20% or more of any class of equity security, such as common stock of the Company or the Bank, or in the event of a tender offer, exchange offer, merger or other form of business combination, sale of assets or contested election of directors which results in a change in control of the majority of the Board of Directors of the Company or the Bank.

         Cash and benefits paid to the Executives under the Retention Agreements together with payments under other benefit plans following a "change in control" of the Bank or the Company may constitute an "excess parachute" payment under
Section 280G of the Internal Revenue Code (the "Code"), resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to the Company and the Bank. In such an event, payments under the Retention Agreements will be limited to such amount as my be paid without giving rise to such tax.

         The Retention Agreements also generally provide that for a period of one year following termination, the Executives agree not to compete with the Bank and the Company in any city, town or county in which the Bank or Company maintains an office or has filed an application to establish an office.

         Pension Plan.

         The Bank participates in a multiple-employer noncontributory tax-qualified defined benefit plan (the "Retirement Plan") for eligible employees. As required, the Bank annually contributes an amount to the Retirement Plan necessary to satisfy the actuarially determined minimum funding requirements in accordance with the ERISA.

         Pension Plan Table.

         The following table sets forth the estimated annual benefits payable upon retirement at age 65 under the Bank's Retirement Plan based on the Retirement Plan provisions at December 31, 2003. The amounts are expressed in the form of a single life annuity available at various levels of compensation and years of benefit service:

                              Years of Service and
                          Benefit Payable at Retirement
--------------------------------------------------------------------------------
 Highest Average Salary           15                  20                  25                30                   35
 ----------------------        ---------           ---------           ---------        ---------            ---------
    $ 100,000                   26,700             35,600              44,500            53,400               62,300
      125,000                   34,200             45,600              57,000            68,400               79,800
      150,000                   41,700             55,600              69,500            83,400               97,300
      175,000                   49,200             65,600              82,000            98,400              114,800
      200,000(1)                56,700(1)          75,600(1)           94,500(1)        113,400(1)           132,300(1)

___________________________
(1) Under section 401(a)(17) of the Code, a participant's compensation in excess of $200,000 (as adjusted to reflect cost-of-living increases) is disregarded for purposes of determining highest average salary for benefit accruals in plan years beginning in or after 2003.


         These annual benefit amounts are subject to adjustments for Social Security benefits. At December 31, 2003, David M. Bradley, C. Thomas Chalstrom and Kirk A. Yung had 20, 18 and 13 years, respectively, of credited service under the Retirement Plan and their highest average salary was $180,000, $100,000 and $76,200, respectively. Compensation recognized for purposes of retirement plan benefits consists of salary as reported in the "Salary" column of the Summary Compensation Table.

         Supplemental Retirement Plan.

         Effective as of January 1, 2001, the Bank established a Supplemental Retirement and Deferred Compensation Plan ("SERP") for certain eligible executives. The SERP is a non-qualified plan that provides for discretionary contributions by the Bank and also offers eligible executives the opportunity to defer the receipt of a portion of their income in a manner that defers taxation of such income.

         Employee Stock Ownership Plan and Trust.

         The Bank has established an ESOP for eligible employees. The ESOP is a tax-qualified plan subject to the requirements of ERISA and the Internal Revenue Code of 1986. Employees with a 12-month period of employment with the Bank during which they worked at least 1,000 hours and who have attained age 21 are eligible to participate.

         Shares of common stock purchased by the ESOP are pledged as collateral for a loan from the Company, and will be held in a suspense account until released for allocation among participants in the ESOP as the loan is repaid. Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loans will be allocated among participants on the basis of compensation in the year of allocation, up to an annual adjusted maximum level of compensation.

         The Bank's contributions to the ESOP will not be fixed, so benefits payable under the ESOP cannot be estimated. The ESOP Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Under the ESOP, unallocated shares or any allocated shares for which the ESOP Trustee does not receive voting instructions will be voted in a manner calculated to most accurately reflect the instructions the ESOP Trustee has received from participants regarding the allocated stock as long as such vote is in accordance with the provisions of ERISA.

         Stock Option Plan.

         The Stock Option Plan was approved by the Company's shareholders at a Special Meeting of Shareholders held on September 21, 1996. The Stock Option Plan provides for the grant of Options to certain officers, employees and outside directors of the Company. The Stock Option Plan is not subject to ERISA. The purpose of the Stock Option Plan is to promote the growth and profitability of the Company; to provide certain key officers; employees and directors of the Company and its affiliates with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide such individuals with an equity interest in the Company. In 2001, the Board of Directors approved additional 40,000 shares to be reserved to the Stock Option Plan for future issuance.

         The following table provides the value for "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the closing price per share of the common stock on December 31, 2003, which was $36.84 per share.

                     2003 Fiscal Year End Option/SAR Values
                                                               Number of Securities          Value of Unexercised
                               Shares                         Underlying Unexercised       In-the-Money Options at
                            Acquired on   Value Realized      Options at Fiscal Year-          Fiscal Year-end
                              Exercise      on Exercise               end (#)                        ($)
Name                            (#)             ($)         Exercisable/Unexercisable     Exercisable/Unexercisable
-------------------         -----------   --------------    -------------------------     -------------------------
David M. Bradley              16,500          353,788              42,200/4,800              862,444/93,432(1)(2)

C. Thomas Chalstrom            4,000           87,188                10,000/0                    220,588/0(3)

Kirk A. Yung                   3,000           66,597                8,100/0                     153,479/0(4)

___________________________

(1) Based on the following information with respect to options exercisable at December 31, 2003: the closing price per share of common stock on December 31, 2003 was $36.84 per share and 42,200 options having a weighted average exercise price of $16.4863 per share, which equals a spread of $20.3537.
(2) Based on the following information with respect to options that remain unexercisable at December 31, 2003: the closing price per share of common stock on December 31, 2003 was $36.84 per share and 4,800 options having a weighted average exercise price of $17.375 per share, which equals a spread of $19.465.
(3) Based on the following information at December 31, 2003 with respect to options that are exercisable at December 31, 2003: the closing price per share of common stock on December 31, 2003 was $36.84 per share and 10,000 options having a weighted average exercise price of $14.78125 per share, which equals a spread of $22.05875.
(4) Based on the following information with respect to options that remain unexercisable at December 31, 2003; the closing price per share of common stock on December 31, 2003 was $36.84 per share and 8,100 options having a weighted average exercise price of $17.891975 per share which equals a spread of $18.948025 per share.


Transactions With Certain Related Persons

         From time to time the Bank makes loans to its and the Company's officers and directors, which loans are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. The outstanding principal balance of such loans to such individuals totaled $1,847,343 million or 4.4% of the Company's total equity at December 31, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires the Company's directors and certain officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of copies of such reports of ownership furnished to the Company or the Bank, or written representations that no forms were necessary, the Company believes that, during the last fiscal year, all filing requirements applicable to its officers, directors and greater than ten percent shareholders of the Company were complied with.


             -----------------------------------------------------
                                   PROPOSAL 2

                           RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS
             -----------------------------------------------------


         The Audit Committee has appointed the firm of McGladrey & Pullen, LLP to continue as independent auditors for the Company for the fiscal year ending December 31, 2004, subject to ratification of such appointment by the Company's shareholders.

         Representatives of McGladrey & Pullen, LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

================================================================================
         The Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment of McGladrey & Pullen, LLP as independent public accountants for the Company.
================================================================================

                             ADDITIONAL INFORMATION

Date for Submission of Shareholder Proposals

         Under the proxy solicitation regulations of the SEC, if you wish to submit a proposal to be included in the Company's Proxy Statement for the 2005 Annual Meeting, we must receive it by November 26, 2004. SEC rules contain standards as to whether shareholder proposals are required to be included in the Proxy Statement. Any such proposal will be subject to 17 C.F.R. 240.14a-8 of the rules and regulations promulgated by the SEC.

         In addition, under the Company's Bylaws, if you wish to nominate a director or bring other business before an annual meeting (which is not included in the proxy statement for the 2005 Annual Meeting), you must be a shareholder of record and have given timely notice in writing to the Secretary of the Company, according to the procedures set forth in the Company's Bylaws. If our 2005 Meeting is held on a day that is within thirty (30) days preceding the anniversary of this year's meeting, we must receive your notice at least sixty
(60) days in advance of the 2005 Annual Meeting. For example, if the 2005 Annual Meeting is held on April 22, 2005, we must receive your notice by February 22, 2005. We must receive your notice at least ninety (90) days in advance of the 2005 Annual Meeting. Finally, if our 2005 Annual Meeting is held on a date which is outside the time periods set forth above, we must receive your notice by the close of business on the tenth (10th) day following the date on which notice of the 2005 Annual Meeting is first given to shareholders as provided in the Company's Bylaws.

                                           By Order of the Board of Directors,



                                        /s/Jean L. Lake
                                        ---------------
                                           Jean L. Lake
                                           Secretary

Fort Dodge, Iowa
March 22, 2004

                                                                      Appendix A

                         NORTH CENTRAL BANCSHARES, INC.
               NOMINATING & CORPORATE GOVERNANCE COMMITTEE CHARTER
                                   MARCH 2004

Purpose

The purpose of the Nominating & Corporate Governance Committee (the "Committee") shall be to assist the board of directors (the "Board") of North Central Bancshares, Inc. (the "Company") in identifying qualified individuals to become Board members and officers of the Company, in determining the composition of the Board and its committees, in developing and implementing a process to assess Board effectiveness and in developing and implementing the Company's corporate governance guidelines.

Membership and Appointment

The Committee shall consist of no fewer than three members, each of whom shall meet the criteria for independence established by the rules and regulations of the Nasdaq National Market and who the Board has affirmatively determined does not have a material relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Members of the Committee shall be appointed annually by the Board and shall serve at the pleasure of the Board. Notwithstanding the foregoing, no director shall serve on the Committee in any capacity in any year during which such director's term as a director is scheduled to expire.

Meetings and Procedures

The Committee shall have a chairperson who must, and a secretary who may but need not be, a member of the Committee. The Board shall designate the chairperson of the Committee and the Committee shall designate the secretary for the Committee. If the Board does not designate a president, or if the chairperson shall not be present at a meeting, the Committee shall select its own president.

The Committee shall establish its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter. The Committee shall meet at least two times annually in conjunction with regularly scheduled meetings of the Board at regularly scheduled times and places determined by the Committee's president, and may meet more frequently, or take action by unanimous written consent, as circumstances require. A meeting may be called by the chairperson of the Committee or by a majority of the members of the Committee. Notice of any meeting shall be given by the person or persons calling the meeting given to each other member of the Committee at least 48 hours prior to the meeting. Notice may be given in the same fashion as permitted for notice of Board meetings pursuant to the Company's Bylaws and applicable law. A meeting shall be deemed properly called if each member of the Committee shall have received notice given as aforesaid or, prior to the conclusion of the meeting, shall have signed a written waiver of notice.

A quorum shall consist of at least a majority of the voting members of the Committee. The vote of a majority of the voting members present at any meeting at which a quorum exists, including the chairperson of the committee who shall be eligible to vote, shall constitute the action of the Committee.

The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

Following each of its meetings, the Committee shall report its actions and recommendations to the Board. The secretary of the Committee shall keep written minutes of its meetings, which minutes shall be subject to approval by the members of the Committee and, once approved, shall be maintained with the books and records of the Company.

The Committee shall have the authority to delegate any of its responsibilities to subcommittees, as the committee may deem appropriate in its sole discretion.

Nominations by Shareholders

Shareholders may recommend nominees for election to the Board, in a manner consistent with the Company's Bylaws, as set forth under Article V, Section V thereof.

Committee Authority and Responsibilities

The Committee shall have the following authority and responsibilities:

1. The Committee shall develop criteria, to be approved by the full Board, for the selection of new directors and, when appropriate, conduct the search for individuals qualified to become members of the Board.

2. The Committee shall develop criteria for the evaluation of incumbent Board members.

3. The Committee shall evaluate the performance of current Board members proposed for reelection, and recommend to the Board whether such members should stand for reelection.

4. The Committee shall annually assess the performance of the Board as a whole, discuss such assessment with the full Board and, as appropriate, recommend changes, including, but not limited to, changes in Board size and composition and in Board policies and procedures.

5. The Committee shall develop and recommend to the Board for its approval an annual self-evaluation process of the Board and its committees. The Committee shall oversee the annual self-evaluation of the Board and report its findings to the Board.

6. The Committee shall select, and recommend to the Board for its approval, nominees for election as directors by the shareholders of the Company, taking into account the criteria approved by the Board.

7. The Committee shall consider and evaluate any shareholder nominees for election as director in compliance with the Company's Bylaws, and in accordance with the criteria approved by the Board.

8. The Committee shall review the Board's committee structure and annually recommend to the Board, for its approval, directors to serve as members of each committee. The Committee shall recommend to the Board additional committee members to fill vacancies as needed, taking into account the criteria approved by the Board. The Committee shall recommend to the Board individual directors to be designated as chairpersons of the Board committees. Notwithstanding the foregoing, the members of the Committee shall be appointed by the full Board, without recommendation by the Committee. The Board shall also, without recommendation by the Committee, be responsible for filling vacancies in, and appointing chairpersons of, the Committee.

9. Together with the Compensation Committee, the Committee shall develop criteria for the identification and recruitment of executive officers of the Company.

10. Together with the Compensation Committee, the Committee shall develop criteria for the evaluation of the executive officers of the Company.

11. The Committee shall annually recommend to the Board for its approval the slate of officers for the Company.

12. The Committee shall develop and recommend to the Board for its approval a set of corporate governance guidelines. The Committee shall review the guidelines on an annual basis, or more frequently if appropriate, and recommend changes as necessary.

13. The Committee shall establish procedures for the Committee to exercise oversight of the evaluation of the Board and management.

14. The Committee shall retain or terminate, in its sole discretion, any search firm to be used to identify director and executive officer candidates and to approve the search firm's fees and other retention terms. The Committee shall also have authority to retain outside counsel and any other advisors as the Committee may deem appropriate in its sole discretion.

15. The Committee shall review and assess the adequacy of this charter at least annually and, as appropriate, adopt and recommend changes to the Board for its approval.

16. The Committee shall periodically review and assess the Company's Certificate of Incorporation and Bylaws and, as appropriate, recommend changes to the Board for its approval.

17. The Committee shall annually conduct and present to the Board a performance evaluation of the Committee.

18. The Committee shall consider any other corporate governance issues that may arise from time to time, and to develop appropriate recommendations for the Board.

* Charter adopted by the Board of Directors on March 5, 2004.

                                                                      Appendix B



                         NORTH CENTRAL BANCSHARES, INC.

                             AUDIT COMMITTEE CHARTER
                                December 20, 2003

                         North Central Bancshares, Inc.
                             Audit Committee Charter


The audit committee is a committee of the board of directors. Its primary function is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information, which will be provided to the shareholders and others, the systems of internal controls, which management and the board of directors have established, and the audit process.

In meeting its responsibilities, the audit committee is expected to:

1. Provide an open avenue of communication between the internal auditor, the independent auditor, and the board of directors.

2.   Review and update the committee's charter annually.

3. Approve the appointment, discharge and compensation of the independent auditor.

4. Preapprove all auditing services and permitted non-audit services (including the fees and terms) to be performed for the Company by its independent auditor, subject to the deminimis exception for non-audit services described below which are approved by the Committee prior to completion of the audit.

     Exception. The preapproval requirement set forth above, shall not be applicable with respect to non-audit services if:

     (i) The aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by the Company to its auditor during the fiscal year in which the services are provided;

     (ii) Such services were not recognized by the Company at the time of the engagement to be non-audit services; and

     (iii) Such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Committee.

     Delegation. The Committee may delegate to one or more designated members of the Committee the authority to grant required preapprovals. The decisions of any member to whom authority is delegated under this paragraph to preapprove activities under this subsection shall be presented to the full Committee at its next scheduled meeting.

5. Approve the appointment, replacement, reassignment, dismissal and compensation of the internal auditor.

6.   Provide oversight of both the independent auditor and internal auditor.

7. Confirm and assure the independence of the internal auditor and the independent auditors, including a review of management consulting services and related fees provided by the independent auditor. Further more, the independent auditor and internal auditor will report directly to the audit committee, and not to management.

8. Inquire of management, the internal auditor, and the independent auditor about significant risks or exposures and assess the steps management has taken to minimize such risk to the company.

9. Consider, in consultation with the independent auditor and the internal auditor, the audit scope and plan of the internal auditor and the independent auditor.

10. Consider with management and the independent auditor the rationale for employing audit firms other than the principal auditor.

11. Review with the internal auditor and the independent auditor the coordination of the audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

12.  Consider and review with the independent auditor and the internal auditor:

     a. The adequacy of the company's internal controls including computerized information system controls and security.

     b. Any related significant findings and recommendations of the independent auditor and internal auditor together with management's responses thereto.

13. Review with management and the independent auditor at the completion of the annual examination:

     a.   The company's annual financial statements and related footnotes.

     b. The independent auditor's audit of the financial statements and his or her report thereon.

     c. Any significant changes required in the independent auditor's audit plan.

     d. Any serious difficulties or disputes with management encountered during the course of the audit.

     e. Other matters related to the conduct of the audit, which are to be communicated to the committee under generally accepted auditing standards.

14.  Consider and review with management and the internal auditor:

     a. Significant findings during the year and management's responses thereto.

     b. Any difficulties encountered in the course of their audits, including and restrictions on the scope of their work or access to required information.

     c.   Any changes required in the planned scope of the audit plan.

     d.   The internal auditing department budget and staffing.

     e.   The internal auditors annual performance evaluation.

15. Review filings with the SEC and other published documents containing the company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

16. Review with management, the independent auditor, and the internal auditor the interim financial report before it is filed with the SEC or other regulators.

17. Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.

18. Meet with the internal auditor, the independent auditor, and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the audit committee.

19. Establish procedures for handling complaints regarding accounting and auditing matters. As well as procedures for confidential submission, by employees, or concerns regarding questionable accounting or auditing matters.

20. Report committee actions to the board of directors with such recommendations as the committee may deem appropriate.

21. Prepare a letter for inclusion in the annual report that describes the committee's composition and responsibilities, and how they were discharged.

22. The audit committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall be empowered to retain independent counsel, auditors, or others to assist it in the conduct of any investigation.

23. The committee shall meet at least four times per year or more frequently as circumstances require. The committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

24. The committee will perform such other functions as assigned by law, the company's charter or bylaws, or the board of directors.

The membership of the audit committee shall consist of at least three independent members of the board of directors who shall serve at the pleasure of the board of directors. Audit committee members and the committee chairman shall be designated by the full board of directors upon the recommendation of the nominating committee.

The duties and responsibilities of a member of the audit committee are in addition to those duties set out for a member of the board of directors.

REVOCABLE PROXY          NORTH CENTRAL BANCSHARES, INC.          REVOCABLE PROXY
                   825 Central Avenue, Fort Dodge, Iowa 50501
           This proxy is solicited on behalf of the Board of Directors of North Central Bancshares, Inc. for the Annual Meeting
                  of Shareholders to be held on April 23, 2004.

         The undersigned shareholder of North Central Bancshares, Inc. hereby appoints Mark M. Thompson and Robert H. Singer, Jr., or either of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of North Central Bancshares, Inc. held of record by the undersigned on March 8, 2004, at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on April 23, 2004 at 10:00 a.m., Central Time, at the Trolley Center, located at 900 Central Avenue, Fort Dodge, Iowa, or at any adjournment or postponement thereof. The undersigned hereby revokes all prior proxies.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this Proxy will be voted FOR the election of nominees listed in Item 1 and FOR the proposal in Item 2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. As of the date of the Proxy Statement for the Annual Meeting, the Board of Directors is not aware of any such other business.

The Board of Directors of North Central Bancshares, Inc. unanimously recommends a vote "FOR" all nominees in Item 1 and "FOR" the proposal in Item 2.

Please Mark Your Choice Like This |X| in Blue or Black Ink.

1.   Election of Directors to a Three Year Term.
       Nominees:  C. Thomas Chalstrom    Melvin R. Schroeder   Randall L. Minear

         [ ] FOR all nominees            [ ] WITHHOLD for all nominees

Instruction: To withhold authority for any individual nominee, write that nominee's name on the space provided.

PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

2. Ratification of appointment of McGladrey & Pullen LLP as independent auditors for the Company for the fiscal year ending December 31, 2004.

     [ ] FOR                   [ ] AGAINST                    [ ] ABSTAIN

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement for the Annual Meeting.

I Will Attend Annual Meeting [ ]
                                          Dated:                            2004
                                                ----------------------------


                                          --------------------------------------
                                                 Signature of Shareholder



                                          --------------------------------------
                                                 Signature if held jointly


Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.